AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2025

Registration Nos. 333- , 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDACORP, Inc.	Idaho Power Company
(Exact name of the registrant as specified in its charter)	(Exact name of the registrant as specified in its charter)

Idaho	Idaho
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

82-0505802	82-0130980
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

1221 West Idaho Street

Boise, Idaho 83702

(208) 388-2200

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Brian R. Buckham

Senior Vice President, Chief Financial Officer, and Treasurer

IDACORP, Inc.

1221 West Idaho Street

Boise, Idaho 83702-5627

(208) 388-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew Moore, Esq.

Christopher Wassman, Esq.

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

IDACORP, Inc.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Idaho Power Company:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two separate forms of prospectus, each of which is to be used in connection with offerings of the following securities:

(1) The common stock and debt securities of IDACORP, Inc. registered pursuant to this registration statement, and

(2) The first mortgage bonds and debt securities of Idaho Power Company registered pursuant to this registration statement.

Each offering made under this registration statement will be made pursuant to one of these two prospectuses, with specific terms of the securities offered thereby set forth in an accompanying prospectus supplement or pricing supplement, if applicable.

This combined registration statement is separately filed by IDACORP, Inc. and Idaho Power Company. IDACORP, Inc. is the owner of all outstanding shares of common stock of Idaho Power Company. As to each registrant, this registration statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrant, except to the extent that such information is included in the registration statement of such registrant.

PROSPECTUS

COMMON STOCK

DEBT SECURITIES

We may offer from time to time, in one or more series:

•	our common stock, and

•	our debt securities.

We may offer these securities in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any supplements, as well as the information that we incorporate by reference in this prospectus.

We may offer these securities directly or through underwriters, agents or dealers, as described in the “Plan of Distribution.” The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

We list our common stock on the New York Stock Exchange under the symbol “IDA”. On February 20, 2025, the closing price on the New York Stock Exchange for our common stock was $112.72.

Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

Investing in our securities involves risks. Please see “Risk Factors” on page 2 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 21, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that IDACORP, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of risk factors and will discuss special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any, and, if given or made, such information or representations must not be relied upon as having been authorized.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “company,” “we,” “us” and “our” or similar terms are to IDACORP, Inc. and its consolidated subsidiaries.

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RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties discussed in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference in the future. See “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “potential,” “plans,” “predicts,” “preliminary,” “projects,” “targets,” “may,” “may result,” or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including those discussed in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated herein and as may be supplemented from time to time in our other filings with the SEC, as well as the following important factors:

•

decisions or actions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission (“FERC”) that impact Idaho Power’s ability to recover costs and earn a return on investment;

•	changes to or the elimination of Idaho Power’s regulatory cost recovery mechanisms;

•

expenses and risks associated with capital expenditures and contractual obligations for, and the permitting and construction of, utility infrastructure projects that Idaho Power may be unable to complete, are delayed, or that may not be deemed prudent by regulators for cost recovery or return on investment;

•

expenses and risks associated with supplier and contractor delays and failure to satisfy project quality and performance standards on utility infrastructure projects, and the potential impacts of those delays and failures on Idaho Power’s ability to serve customers and generate revenues;

•

the rapid addition of new industrial and commercial customer load and the volatility of such new load demand, resulting in increased risks and costs of power demand potentially exceeding available supply;

•	the potential financial impacts of industrial customers not meeting forecasted power usage ramp rates or amounts;

•

impacts of economic conditions, including an inflationary or recessionary environment and interest rates, on items such as operations and capital investments, supply costs and delivery delays, supply scarcity and shortages, population growth or decline in Idaho Power’s service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers and their ability to meet financial and operational commitments and on the timing and extent of counterparties’ power usage, and collection of receivables;

•	changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power’s service area, and the associated impacts on loads and load growth;

•

employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies’ workforce, the cost and ability to attract and retain skilled workers and third-party contractors and suppliers, the cost of living and the related impact on recruiting employees, and the ability to adjust to fluctuations in labor costs;

•

changes in, failure to comply with, and costs of compliance with laws, regulations, policies, orders, and licenses, which may result in penalties and fines, increase compliance and operational costs, and impact recovery associated with increased costs through rates;

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•

abnormal or severe weather conditions, wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation, repair costs, service interruptions, public safety power shutoffs and de-energization, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers;

•

advancement and adoption of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power’s sale or delivery of electric power or introduce operational vulnerabilities to the power grid;

•

variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power’s hydropower facilities and power supply costs;

•

ability to acquire equipment, materials, fuel, power, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high resource demands, price volatility (including as a result of new or increased tariffs), lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions in the supply chain, or reduced credit quality or lack of counterparty and supplier credit;

•

inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities;

•

disruptions or outages of Idaho Power’s generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increased power supply costs and repair expenses, and reduced revenues;

•

accidents, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, infrastructure failures, general system damage or dysfunction, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages; reduce generating output; damage company assets, operations, or reputation; subject Idaho Power to third-party claims for property damage, personal injury, or loss of life; or result in the imposition of fines and penalties;

•

acts or threats of terrorism, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power’s operations or the electric power grid or compromise data, or the disruption or damage to the companies’ business, operations, or reputation resulting from such events;

•	Idaho Power’s concentration in one industry and one region, and the resulting exposure to regional economic conditions and regional legislation and regulation;

•	unaligned goals and positions with co-owners of Idaho Power’s existing and planned generation and transmission assets;

•

changes in tax laws or related regulations or interpretations of applicable laws or regulations by federal, state, or local taxing jurisdictions, and the availability of expected tax credits or other tax benefits;

•

ability to obtain debt and equity financing or refinance existing debt when necessary and on satisfactory terms, which can be affected by factors such as credit ratings, reputational harm, volatility or disruptions in the financial markets, interest rates, decisions by the Idaho, Oregon, or Wyoming public utility commissions, and the companies’ past or projected financial performance;

•

ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended, and the potential losses the companies may

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incur on those hedges, which can be affected by factors such as the volume of hedging transactions and degree of price volatility;

•

changes in actuarial assumptions, changes in interest rates, increasing health care costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies’ cash flows;

•	remediation costs associated with planned cessation of coal-fired operations at Idaho Power’s co-owned coal plants and conversion of the plants to natural gas;

•

ability to continue to pay dividends and achieve target dividend payout ratios based on financial performance and capital requirements, and in light of credit rating considerations, contractual covenants and restrictions, cash flows, and regulatory limitations;

•

adoption of or changes in accounting policies and principles, changes in accounting estimates, and new SEC or New York Stock Exchange (the “NYSE”) requirements or new interpretations of existing requirements; and

•	changing market dynamics due to the emergence of day ahead or other energy and transmission markets in the western United States and surrounding regions.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

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ABOUT IDACORP

Overview

We are a holding company incorporated in 1998 under the laws of the state of Idaho. Our principal operating subsidiary is Idaho Power Company. We are subject to the provisions of the Public Utility Holding Company Act of 2005, which provides the FERC and state utility regulatory commissions with access to books and records and imposes record retention and reporting requirements on us.

Idaho Power Company was incorporated under the laws of the state of Idaho in 1989 as the successor to a Maine corporation that was organized in 1915 and began operations in 1916. Idaho Power Company is an electric utility engaged in the generation, transmission, distribution, sale, and purchase of electric energy and capacity and is regulated by the state regulatory commissions of Idaho and Oregon and by the FERC. Idaho Power Company is the parent of Idaho Energy Resources Co., a joint-owner of Bridger Coal Company, which mines and supplies coal to the Jim Bridger plant owned in part by Idaho Power Company. Idaho Power Company’s utility operations constitute nearly all of our current business operations.

Idaho Power Company provided electric utility service to approximately 649,000 retail customers in southern Idaho and eastern Oregon as of December 31, 2024. Approximately 547,000 of these customers are residential. Idaho Power’s principal commercial and industrial customers are involved in food processing, electronics and general manufacturing, agriculture, health care, government, education, and information technology. Idaho Power Company also provides irrigation customers with electric utility service to operate irrigation pumps during the agricultural growing season. Idaho Power Company holds franchises, typically in the form of right-of-way arrangements, in 71 cities in Idaho and 7 cities in Oregon and holds certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and 3 counties in Oregon. Idaho Power Company’s service area covers approximately 24,000 square miles with an estimated population of 1.4 million.

Our other notable subsidiaries include IDACORP Financial Services, Inc., an investor in affordable housing and other real estate tax credit investments, and Ida-West Energy Company, an operator of small hydropower generation projects that qualify under the requirements of the Public Utility Regulatory Policies Act of 1978.

For additional information concerning our business and affairs, including our capital requirements and external financing arrangements, and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the section entitled “Where You Can Find More Information.”

Dividends from Subsidiaries

Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by our subsidiaries, most notably Idaho Power Company. Since Idaho Power Company is a public utility, it is subject to regulation by state utility commissions and other regulatory agencies, which impose limits on investment returns or otherwise impact the amount of dividends that Idaho Power Company may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by Idaho Power Company set restrictions on the amount of dividends it may declare and pay and restrict the circumstances under which such dividends may be declared and paid. Further, Idaho Power Company’s credit facility requires it to maintain specified leverage ratios of consolidated indebtedness to consolidated total capitalization. The specific restrictions on dividends contained in agreements to which Idaho Power Company is a party, as well as specific regulatory limitations on dividends, are described in our Forms 10-K and 10-Q, which are incorporated by reference into this prospectus.

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DESCRIPTION OF COMMON STOCK

This section summarizes the material terms of our common stock. This summary is not complete. We refer you to our articles of incorporation, as amended, and our amended bylaws, each of which is on file with the SEC and which we have incorporated by reference in this prospectus. We also refer you to the laws of the state of Idaho. The prospectus supplement relating to any offering of common stock will describe the number of shares offered and the initial offering price or method of determining the initial offering price of those shares.

As used under this caption, “Description of Common Stock,” references to “we,” “us,” “our” and other similar references mean IDACORP, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

Authorized Shares; Listing. Our articles of incorporation, as amended, authorize us to issue 120,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. Our common stock is listed on the New York Stock Exchange under the trading symbol “IDA”.

Dividend Rights. Subject to the prior rights of the preferred stock, holders of our common stock are entitled to receive any dividends our board of directors may declare on the common stock. The board of directors may declare dividends from any property legally available for this purpose.

Voting Rights. The common stock has one vote per share. The holders of our common stock are entitled to vote on all matters to be voted on by shareholders. The holders of our common stock are not entitled to cumulative voting in the election of directors. Holders of our preferred stock will not have any right to vote except as established by our board of directors or as provided in our articles of incorporation or bylaws or by state law. A majority of the outstanding shares entitled to vote on a particular matter at a meeting constitutes a quorum. Action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless our articles of incorporation, the Idaho Business Corporation Act or our bylaws require a greater number of affirmative votes. A plurality of the votes cast determines the election of directors.

Liquidation Rights. Subject to the prior rights of the preferred stock, if we liquidate, dissolve or wind up, whether this is voluntary or not, the holders of our common stock will be entitled to receive any net assets available for distribution to shareholders.

Other Rights. The common stock is not liable to further calls or assessment. The holders of our common stock are not entitled to subscribe for or purchase additional shares of our capital stock. Our common stock is not subject to redemption and does not have any conversion or sinking fund provisions.

Effects on Our Common Stock If We Issue Preferred Stock. Our board of directors has the authority, without further action by shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series. The board of directors has the authority to determine the terms of each series of preferred stock, within the limits of the articles of incorporation and the laws of the state of Idaho. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights. If we issue preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock without shareholder approval may delay or prevent a change in control of the company.

Transfer Agent and Registrar. EQ Shareowner Services is the transfer agent and registrar for the common stock.

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Provisions of Our Articles of Incorporation and Our Bylaws That Could Delay or Prevent a Change in Control

Although it is not the intention of the board of directors to discourage legitimate offers to enhance shareholder value, the existence of unissued common stock, the ability of the board of directors to issue preferred stock without further shareholder action and other provisions of our articles of incorporation and bylaws may discourage transactions aimed at obtaining control of us.

Number of Directors, Vacancies, Removal of Directors. Our bylaws provide that the board of directors will have at least 9 and at most 15 directors. These restrictions on the size of the board may be changed by amendment of our bylaws, which must be approved by a two-thirds vote of shareholders entitled to vote, or by a majority vote of the board of directors. A majority of the board decides the exact number of directors at a given time. The board fills any new directorships it creates and any vacancies. Also, directors may be removed by the shareholders only for cause and only if at least two-thirds of the shares of our outstanding voting stock approve the removal. These provisions may delay or prevent a shareholder from gaining control of the board.

Meetings of Shareholders

Calling of a Special Meeting. The president, a majority of the board of directors or the chair of the board may call a special meeting of the shareholders at any time. Holders of at least 20% of the outstanding shares entitled to vote may call a special meeting if such holders sign, date and deliver to our secretary one or more written demands describing the purpose(s) of the proposed meeting, as well as documentation of the shareholders’ ownership percentage and information regarding the shareholders’ proposal. Upon receipt of one or more written demands from such holders, our secretary is responsible for determining whether such demand or demands conform to the requirements of the Idaho Business Corporation Act, our articles of incorporation and our bylaws. After making an affirmative determination, our secretary will prepare, sign and deliver the notices for such meeting. The shareholders may suggest a time and place in their demand(s), but the board of directors will determine the time and place of any such meeting by resolution. These provisions for calling a special meeting may delay or prevent a person from bringing matters before a shareholder meeting.

No Cumulative Voting. Our articles of incorporation do not provide for cumulative voting in the election of directors. This could prevent directors from being elected by a relatively small group of shareholders.

Advance Notice Provisions. Our bylaws require that for a shareholder to nominate a director or bring other business before an annual meeting, the shareholder must give notice and provide other information called for by our bylaws, including with respect to Rule 14a-19, to our secretary not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or 60 days after the anniversary date of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, the shareholder must deliver notice no earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, the 10th day following the day on which we first publicly announce the date of such meeting. Our bylaws also limit business at a special meeting to the purposes stated in the notice of the special meeting, subject to the introduction of additional business at the discretion of the board of directors. These advance notice provisions may delay a shareholder from bringing matters before a shareholder meeting. The provisions may provide enough time for our board of directors to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if our board of directors finds it necessary or desirable for any reason.

Amendment of Articles of Incorporation. Our articles of incorporation require an 80% vote of shareholders entitled to vote in order to amend the provisions relating to the board of directors and the amendment of our articles of incorporation, unless such amendment is recommended by two-thirds of the continuing directors, as defined.

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Amendment of Bylaws. Amendment of the bylaws relating to the board of directors or advance notice provisions for shareholder meetings requires a two-thirds vote of shareholders entitled to vote or a majority vote of the board of directors.

Provisions of Idaho Law That Could Delay or Prevent a Change in Control

Idaho Control Share Acquisition Law. We are subject to the provisions of the Idaho Control Share Acquisition Law. This law is designed to protect minority shareholders in the event that a person acquires or proposes to acquire shares of voting stock giving it at least 20%, at least 33 1/3%, or more than 50% of the voting power in the election of our directors. Under this law, an acquiring person must deliver to us an information statement that includes, most notably, the acquiring person’s identity, its acquisition plans and its financing. The acquiring person cannot vote the shares it holds that are greater than the applicable percentages unless two-thirds of the outstanding voting stock, excluding shares owned by the acquiring person, approves the exercise of such voting power. If the acquiring person so requests and complies with other requirements, we must hold a special meeting within 55 days of receiving the information statement from the acquiring person for the shareholders to vote. If the acquiring person does not deliver the information statement, or our shareholders do not approve such voting power, we may redeem all of the acquiring person’s shares that exceed the applicable percentage at their fair market value.

Idaho Business Combination Law. We are also subject to the Idaho Business Combination Law. This law prohibits us from engaging in certain business combinations with a person who owns 10% or more of our outstanding voting stock for a three-year period after the person acquires the shares. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our shares before the person acquired 10% of the shares. After the three-year period, we could engage in a business combination with the person only if two-thirds of our outstanding voting stock, excluding shares owned by the person, approve, or the business combination meets minimum price requirements.

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DESCRIPTION OF DEBT SECURITIES

As used under this caption, “Description of Debt Securities,” references to “we,” “us,” “our” and other similar references mean IDACORP, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

We will issue the debt securities offered in this prospectus under our senior debt securities indenture, dated as of February 1, 2001. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the trustee under the indenture. We may amend and supplement the indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete and we qualify it by reference to the indenture. The indenture is on file with the SEC, and we have incorporated it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In this summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.

The debt securities that we may issue under this indenture will be unsecured obligations of IDACORP, Inc. exclusively, and not the obligations of any of our subsidiaries. The indenture does not limit the amount of debt securities that we may issue and it does not restrict the amount or type of other debt that we or our subsidiaries may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities.

We are a holding company whose primary source of funds is cash received from our subsidiaries in the form of dividends or other intercompany transfers. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see “About IDACORP—Dividends from Subsidiaries” above. If any of our subsidiaries liquidate or reorganize, the claims of the subsidiary’s creditors to the proceeds will be prior to the claims of our creditors, except to the extent we are a creditor of the subsidiaries. As a result of these factors, the debt securities will be effectively subordinated to all existing and future claims of creditors of Idaho Power Company and other subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

The indenture does not limit the amount of debt securities that we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities. Although our subsidiaries are parties to agreements that limit the amount of additional indebtedness they may incur, they retain the ability to incur substantial additional indebtedness and other liabilities.

We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. One or more series of the debt securities may be issued with the same or various maturities at par, above par or at a discount.

Terms of the Debt Securities

Each prospectus supplement will describe the terms of a series of debt securities, including:

•	the title of the series,

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•	any limit on the aggregate principal amount of the series,

•	the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium,

•	the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates,

•	the date or dates from which interest will accrue,

•	the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates,

•	the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus,

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder,

•	whether any debt securities of that series will be issued as original discount securities and the amount of the discount,

•	any events of default, interest rates payable upon an event of default, or restrictive covenants if other than set forth in this prospectus,

•	the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000,

•	the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus, and

•	any other terms of the debt securities of the series which are not inconsistent with the provisions of the applicable indenture.

Form and Exchange

Unless we state otherwise in the prospectus supplement:

•	we will issue the debt securities in fully registered form, without coupons, in denominations of $1,000 or in any larger amount equally divisible by $1,000,

•

a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions, and

•	a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges. Indenture, Sections 3.2 and 3.6

Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee in New York, New York, as security registrar. We may change the place and designate one or more additional places for registration of transfer and exchange but we are required to maintain an office or agency in New York, New York for that purpose. Indenture, Section 4.2

We are not required to execute or to provide for the registration of transfer or exchange of any debt security:

•	during a period of 15 days prior to giving any notice of redemption with respect to that debt security, or

•	that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Indenture, Section 3.6

We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a

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depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests. The global notes will be registered in the name of the depository and the depository will be considered the sole owner of the debt securities represented by the global notes for all purposes of the indenture. Indenture, Section 3.1

See “Book-Entry System” for a description of additional requirements as to the form and method of exchange of the debt securities. We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. Indenture, Sections 2.4 and 3.1

Payment and Paying Agent

Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

If we deposit money with the paying agent to pay any amounts due on the debt securities and the holder does not claim the money within two years, the paying agent will return the money to us and we will be responsible for paying the holder. Indenture, Section 12.5

Events of Default

Except to the extent modified or deleted in a supplemental indenture or applicable resolution of the board of directors under which a series of debt securities is issued and described in the applicable prospectus supplement, each of the following will be an Event of Default with respect to each series of debt securities issued under the indentures:

•

failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity and upon redemption, and the time for payment has not been extended or deferred,

•	failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred,

•	failure to make a sinking fund payment when due with respect to debt securities of that series,

•

failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, except for a covenant, agreement or warranty included in the indenture solely for the benefit of another series of debt securities, and our failure continues for 60 days after we have received written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series,

•	events relating to our bankruptcy, insolvency or reorganization, and

•	any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement. Indenture, Section 6.1

An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default,

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the trustee is required to notify you of any default known to it within 90 days after the default has occurred. Except in the case of a payment default, the trustee may withhold notice if it considers such withholding to be in the interest of the holders. Indenture, Sections 6.1 and 6.11

If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of at least 25% in aggregate principal amount of all debt securities outstanding acting as a single class, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series or, in the case of certain defaults that affect all series then outstanding, the holders of a majority in aggregate principal amount of all debt securities outstanding acting as a single class, upon the conditions provided in the indenture, including the requirement that we have paid all the principal and interest that has become due on that series other than by reason of acceleration, may rescind an acceleration and its consequences with respect to that series. Indenture, Section 6.1

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Indenture, Section 6.1

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. Indenture, Section 6.9

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Indenture, Section 7.2

The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. Indenture, Section 4.6

Redemption

We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the applicable prospectus supplement. In order to exercise our right to redeem a debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption.

If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by lot or by another method described in the applicable prospectus supplement. Indenture, Article Fourteen

Consolidation, Merger or Sale

The indenture provides that we will not consolidate with, or merge into, or sell all or substantially all of our assets to, any person, unless:

•	the successor corporation, if we are not the survivor, expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture,

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•	immediately before and after giving effect to the transaction, no event of default shall have occurred and be continuing, and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture. Indenture, Article Eleven

Modification of Indenture

We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters that do not materially adversely affect the holders of any debt securities. Indenture, Section 10.1

In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification, voting as one class. Indenture, Section 10.2

Without the consent of each holder of any outstanding debt security affected, no amendment or modification may:

•	change the stated maturity of any debt security,

•

reduce the principal amount of or the amount of any premium on, or reduce the rate of interest on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts, reduce the amount payable on redemption, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity,

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security,

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with provisions of the indenture or defaults or events of default and their consequences, or

•	subordinate any debt securities to any other of our indebtedness. Indenture, Section 10.2

Waiver of Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except if certain defaults relate to all series of outstanding debt securities, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities voting as one class may waive the default. Payment and bankruptcy defaults and defaults with respect to a provision that cannot be modified or amended without the consent of the holder of each debt security affected may not be waived in this manner. Indenture, Section 6.10

Defeasance

Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when

•	we have irrevocably deposited in trust with the trustee:

•	sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, or

•

an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption of, the debt securities of that series, and

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•

we have paid all other sums payable with respect to the debt securities of that series. Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. Indenture, Section 12.1 and 12.3

Concerning the Trustee

We and our affiliates may conduct banking transactions with the trustee or its affiliates in the normal course of business.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the state of Idaho, except that the obligations, rights and remedies of the trustee will be determined under the laws of the state of New York.

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BOOK-ENTRY SYSTEM

We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the securities. If we issue global notes representing any securities, the following provisions will apply to all book-entry securities:

Unless otherwise indicated in the applicable prospectus supplement, the Depository Trust Company, New York, NY, which we refer to as “DTC,” will act as securities depository for the securities. We will issue the securities as fully-registered securities registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. We will issue one or more fully-registered security certificates for each issue of the securities, in the aggregate principal amount of the issue, and we will deposit the certificates with the trustee to hold as agent for DTC. We and the trustee will treat Cede & Co. as the holder of the securities for all purposes.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC”. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

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Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Redemption proceeds and distributions, including principal and interest payments, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in street name. Payment by participants to beneficial owners will be the responsibility of the participants and not of DTC, any agents or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the responsibility of our paying agents. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

In case of any optional tender for or mandatory purchase of securities, pursuant to their terms, a beneficial owner shall give notice to elect to have its securities purchased or tendered through its participant to the tender/remarketing agent and shall effect delivery of the securities by causing the direct participant to transfer the participant’s interest in the securities, on DTC’s records, to the tender/remarketing agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the tender/remarketing agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or to our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

Neither we, the trustee, any paying agent, nor the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

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USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

•	to invest in, or make loans to, our subsidiaries,

•	to repay indebtedness,

•	to pay for acquisitions, or

•	other general corporate purposes.

The precise amount and timing of the application of such proceeds will depend on our funding requirements, market conditions and the availability and cost of other funds. If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

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PLAN OF DISTRIBUTION

Methods of Offer and Sale

We may sell the securities offered by this prospectus:

•	through underwriters or dealers,

•	through agents,

•	directly to one or more purchasers, or

•	through a combination of any of the above methods of sale.

Through Underwriters or Dealers. If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

Directly. We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

General Information

Our common stock is listed on the New York Stock Exchange under the symbol “IDA.” The debt securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter.

The prospectus supplement will state:

•	the names of any underwriters, dealers or agents, and the amounts of securities underwritten, purchased or sold by each of them,

•	the terms of the securities offered,

•	the purchase price of the securities and the proceeds we will receive from the sale,

•	any initial public offering price,

•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation, and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

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We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to such prevailing market prices, or

•	negotiated prices.

We may also engage in at-the-market offerings of our common stock in an existing trading market. Any at-the-market offering will be through an underwriter or underwriters acting as principal or through an agent or agents for us.

Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our subsidiaries and affiliates in the ordinary course of business.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-14465):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 20, 2025,

•	Current Reports on Form 8-K filed on January 2, 2025, and February 13, 2025, and

•

Description of our common stock contained in Exhibit 4.10 of our Annual Report on Form 10-K for the year ended December 31, 2023, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we terminate the offering. We are not incorporating by reference any documents or portions of documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in the prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed to constitute part of the prospectus for purposes of the Securities Act.

We will provide to each person, including any beneficial owner, upon request, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost, by written or oral request to us at the following address:

Shareowner Services

IDACORP, Inc.

1221 West Idaho Street

Boise, ID 83702

Telephone 208-388-2200

You may also access these documents at our website at www.idacorpinc.com.

We take responsibility only for information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Information about us is also available at our website at www.idacorpinc.com. However, the information on our website is not a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC relating to the securities covered by this prospectus. This prospectus does not contain all the information included in the registration statement. You may review a copy of the registration statement on the SEC’s internet site referred to above.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Perkins Coie LLP, Seattle, Washington, and Julia A. Hilton, Vice President and General Counsel of IDACORP, Inc., will pass upon the validity of the securities and other legal matters for us. Unless otherwise indicated in the applicable prospectus supplement, Sullivan & Cromwell LLP, Los Angeles, California, will pass upon the validity of the securities for any underwriter, dealer or agent. Sullivan & Cromwell LLP or other counsel identified in an applicable prospectus supplement may, for matters governed by the laws of the state of Idaho, rely upon the opinion of Perkins Coie LLP and Ms. Hilton or such other counsel identified in the applicable prospectus supplement. Ms. Hilton owns shares of vested and unvested restricted common stock of IDACORP, Inc. acquired pursuant to employee benefit plans and participates in various employee benefit plans offered to employees of IDACORP, Inc. and Idaho Power Company.

EXPERTS

The financial statements of IDACORP, Inc. incorporated by reference in this prospectus, and the effectiveness of IDACORP, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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PROSPECTUS

FIRST MORTGAGE BONDS

DEBT SECURITIES

We may offer from time to time, in one or more series:

•	our first mortgage bonds, and

•	our unsecured debt securities

We may offer these securities in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any supplements, as well as the information that we incorporate by reference in this prospectus.

We may offer these securities directly or through underwriters, agents or dealers, as described in the “Plan of Distribution.” The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

Investing in our securities involves risks. Please see “Risk Factors” on page 2 of this prospectus as well as the risk factors in our most recent Annual Report on Form 10-K and in any other reports we file pursuant to the Securities Exchange Act of 1934 that we incorporate by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 21, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Idaho Power Company filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of risk factors and will discuss special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any, and, if given or made, such information or representations must not be relied upon as having been authorized.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, the applicable prospectus supplement or any applicable pricing supplement, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus, the applicable prospectus supplement and any applicable pricing supplement and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer, or any invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the “company,” “we,” “us” and “our” or similar terms are to Idaho Power Company and its subsidiary.

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks and uncertainties discussed in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus. You should also consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference in the future. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “potential,” “plans,” “predicts,” “preliminary,” “projects,” “targets,” “may,” “may result,” or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors discussed in our filings with the SEC, including those discussed in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K under the heading “Risk Factors,” which are incorporated herein and as may be supplemented from time to time in our other filings with the SEC, as well as the following important factors:

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decisions or actions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission (“FERC”) that impact Idaho Power’s ability to recover costs and earn a return on investment;

•	changes to or the elimination of Idaho Power’s regulatory cost recovery mechanisms;

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expenses and risks associated with capital expenditures and contractual obligations for, and the permitting and construction of, utility infrastructure projects that Idaho Power may be unable to complete, are delayed, or that may not be deemed prudent by regulators for cost recovery or return on investment;

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expenses and risks associated with supplier and contractor delays and failure to satisfy project quality and performance standards on utility infrastructure projects, and the potential impacts of those delays and failures on Idaho Power’s ability to serve customers and generate revenues;

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the rapid addition of new industrial and commercial customer load and the volatility of such new load demand, resulting in increased risks and costs of power demand potentially exceeding available supply;

•	the potential financial impacts of industrial customers not meeting forecasted power usage ramp rates or amounts;

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impacts of economic conditions, including an inflationary or recessionary environment and interest rates, on items such as operations and capital investments, supply costs and delivery delays, supply scarcity and shortages, population growth or decline in Idaho Power’s service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers and their ability to meet financial and operational commitments and on the timing and extent of counterparties’ power usage, and collection of receivables;

•	changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power’s service area, and the associated impacts on loads and load growth;

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employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies’ workforce, the cost and ability to attract and retain skilled workers and third-party contractors and suppliers, the cost of living and the related impact on recruiting employees, and the ability to adjust to fluctuations in labor costs;

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changes in, failure to comply with, and costs of compliance with laws, regulations, policies, orders, and licenses, which may result in penalties and fines, increase compliance and operational costs, and impact recovery associated with increased costs through rates;

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abnormal or severe weather conditions, wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation, repair costs, service interruptions, public safety power shutoffs and de-energization, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers;

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advancement and adoption of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power’s sale or delivery of electric power or introduce operational vulnerabilities to the power grid;

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variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power’s hydropower facilities and power supply costs;

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ability to acquire equipment, materials, fuel, power, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high resource demands, price volatility (including as a result of new or increased tariffs), lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions in the supply chain, or reduced credit quality or lack of counterparty and supplier credit;

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inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities;

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disruptions or outages of Idaho Power’s generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increased power supply costs and repair expenses, and reduced revenues;

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accidents, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, infrastructure failures, general system damage or dysfunction, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages; reduce generating output; damage company assets, operations, or reputation; subject Idaho Power to third-party claims for property damage, personal injury, or loss of life; or result in the imposition of fines and penalties;

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acts or threats of terrorism, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power’s operations or the electric power grid or compromise data, or the disruption or damage to the companies’ business, operations, or reputation resulting from such events;

•	Idaho Power’s concentration in one industry and one region, and the resulting exposure to regional economic conditions and regional legislation and regulation;

•	unaligned goals and positions with co-owners of Idaho Power’s existing and planned generation and transmission assets;

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changes in tax laws or related regulations or interpretations of applicable laws or regulations by federal, state, or local taxing jurisdictions, and the availability of expected tax credits or other tax benefits;

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ability to obtain debt and equity financing or refinance existing debt when necessary and on satisfactory terms, which can be affected by factors such as credit ratings, reputational harm, volatility or disruptions in the financial markets, interest rates, decisions by the Idaho, Oregon, or Wyoming public utility commissions, and the companies’ past or projected financial performance;

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ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended, and the potential losses the companies may incur on those hedges, which can be affected by factors such as the volume of hedging transactions and degree of price volatility;

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changes in actuarial assumptions, changes in interest rates, increasing health care costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies’ cash flows;

•	remediation costs associated with planned cessation of coal-fired operations at Idaho Power’s co-owned coal plants and conversion of the plants to natural gas;

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ability to continue to pay dividends and achieve target dividend payout ratios based on financial performance and capital requirements, and in light of credit rating considerations, contractual covenants and restrictions, cash flows, and regulatory limitations;

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adoption of or changes in accounting policies and principles, changes in accounting estimates, and new SEC or New York Stock Exchange (the “NYSE”) requirements or new interpretations of existing requirements; and

•	changing market dynamics due to the emergence of day ahead or other energy and transmission markets in the western United States and surrounding regions.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Idaho Power disclaims any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

ABOUT IDAHO POWER COMPANY

We are an electric utility incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915 and began operations in 1916. In 1998, we reorganized into a holding company structure and became the principal subsidiary of IDACORP, Inc. IDACORP, Inc. owns all of our outstanding common stock.

We are engaged in the generation, transmission, distribution, sale and purchase of electric energy. Our service area covers approximately 24,000 square miles in southern Idaho and eastern Oregon, with an estimated population of 1.4 million. We hold franchises in 71 cities in Idaho and 7 cities in Oregon and hold certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and 3 counties in Oregon. We are the parent of Idaho Energy Resources Co., a joint-owner of Bridger Coal Company, which mines and supplies coal to the Jim Bridger plant that we own in part. As of December 31, 2024, we supplied electric energy to approximately 649,000 retail customers. We own and operate 17 hydroelectric generating plants, 3 natural gas-fired plants, and 1 diesel-powered generator, and share ownership in 1 coal-fired and natural gas-fired generating plant and 1 coal-fired generating plant.

DESCRIPTION OF FIRST MORTGAGE BONDS

As used under this caption, “Description of First Mortgage Bonds,” references to “we,” “us,” “our” and other similar references mean Idaho Power Company, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiary.

We will issue the first mortgage bonds offered in this prospectus under our Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the trustee. We have amended and supplemented the indenture in the past and will supplement it again by one or more supplemental indentures relating to these first mortgage bonds.

This section briefly summarizes the material provisions of the indenture and supplemental indentures, which we refer to collectively as the indenture in this section, and uses some terms that are not defined in this prospectus but are defined in the indenture. This summary is not complete and we qualify it by reference to the indenture. The indenture is on file with the SEC, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definitions of some terms used in this summary. In the summary below, we include references to section numbers of the indenture so that you can easily locate those provisions.

Our issuance of long-term indebtedness, including first mortgage bonds, is subject to the approval of the Idaho Public Utilities Commission (“IPUC”), the Public Utility Commission of Oregon (“OPUC”), and the Wyoming Public Service Commission (“WPSC”). In January 2024, we filed applications with the IPUC, OPUC, and WPSC to renew our debt financing authority. In February and March 2024, Idaho Power received orders from the IPUC, OPUC, and WPSC, authorizing the issuance and sale from time to time of up to $1.2 billion in aggregate principal amount of debt securities and first mortgage bonds, subject to conditions specified in the orders. Authority from the IPUC is through December 31, 2026, subject to extension upon request to the IPUC. The OPUC’s and WPSC’s orders do not impose a time limitation for issuances, but the OPUC order does impose a number of other conditions, including a maximum interest rate limit of 8.0 percent. As of the date of this prospectus, $900 million of capacity remains available under the IPUC, OPUC, and WPSC orders. We will file future applications with the IPUC, OPUC, and WPSC to renew our debt financing authority as necessary.

Issuance in Series. We issue bonds in series. Each series of bonds may have different terms. We will include all of the following information about a specific series of bonds in the prospectus supplement relating to those bonds:

•	the designation and series of the bonds,

•	the aggregate principal amount of the bonds,

•	the offering price of the bonds,

•	the date or dates on which the bonds will mature,

•	the interest rate or rates for the bonds, or how we will determine the interest rate or rates,

•	the dates on which we will pay the interest on the bonds,

•	the denominations in which we may issue the bonds,

•	the terms pursuant to which we may redeem the bonds, if any,

•	whether we will issue all or a portion of the bonds in global form, and

•	any other terms or provisions relating to the bonds that are not inconsistent with the provisions of the indenture.

Form and Exchange. Unless we state otherwise in the prospectus supplement:

•	we will issue the bonds in fully registered form without coupons,

•	a holder of bonds may exchange bonds, without charge, for an equal aggregate principal amount of bonds of the same series, having the same issue date and with identical terms and provisions, and

•	a holder of bonds may transfer bonds, without charge, other than applicable stamp taxes or other governmental charges.

See “Book-Entry System” for a description of additional requirements as to the form and method of exchange of bonds. We will describe any additional requirements as to the form and method of exchange of bonds in the prospectus supplement.

Interest and Payment. We will pay principal, premium, if any, and interest in U.S. dollars at Deutsche Bank Trust Company Americas in New York City, and, at our option, at our office in Boise, Idaho. Indenture, Section 35

Maintenance Requirements. We will file a certificate with the corporate trustee within 90 days after the close of each calendar year stating that:

•	we have made the necessary expenditures to maintain our property in good condition as an operating system, or

•	we will designate an additional amount that should be spent for this purpose.

If we designate an additional amount, we must deliver to the corporate trustee, within 30 days, cash equal to that amount less the following deductions:

•	expenditures made after the close of the year to maintain the property, and

•	any allowances for waiver of our right to issue additional bonds under the indenture. Indenture, Section 38

We may withdraw this cash for reimbursement for later expenditures on:

•	property maintenance, repairs, renewals and replacements,

•	waiver of our right to issue additional bonds under the indenture, or

•	the purchase or redemption of bonds of any series, unless a supplemental indenture provides otherwise for a particular series of bonds.

We must spend or appropriate 15% of our annual gross operating revenues for maintenance, retirement or amortization of our properties. We may, however, anticipate or make up these expenditures or appropriations within the five years that immediately follow or precede a particular year. Indenture, Section 38; Second Supplemental, Section 15

Improvement or Sinking Fund. There is no sinking or improvement fund requirement. Twenty-seventh Supplemental, Section 14

Security. The indenture secures all bonds issued under the indenture equally and ratably, without preference, priority or distinction. We may issue additional first mortgage bonds in the future, and those first mortgage bonds will also be secured by the indenture. The lien of the indenture constitutes a first mortgage on all the properties that we own, except as discussed below, subject only to liens for taxes and assessments that are not delinquent and minor excepted encumbrances. Certain of our properties are subject to easements, leases, contracts, covenants, workmen’s compensation awards and similar encumbrances and minor defects and clouds common to properties, which do not interfere in any material respect with our operations.

The indenture does not create a lien on the following excepted property:

•	revenues or profits, or notes or accounts receivable, contracts or choses in action, except as permitted by law during a completed default,

•	securities or cash, except when pledged, or

•	merchandise or equipment manufactured or acquired for resale.

The indenture creates a lien on our interest in property that we subsequently acquire other than excepted property, subject to limitations in the case of consolidation, merger or sale of substantially all our assets. Indenture, Section 87

We have covenanted to execute and deliver instruments that are necessary to carry out the purposes of the indenture and to create a lien on after-acquired property that the indenture covers. Granting Clauses

The indenture does not contain any covenants or other provisions to provide holders of the first mortgage bonds special protection in the event of a highly leveraged transaction.

Issuance of Additional Bonds. The indenture limits the aggregate principal amount of bonds at any one time outstanding to $3.5 billion. We may amend the indenture and increase this amount without consent of the holders of first mortgage bonds. Indenture, Sections 22 and 121; Fifty-first Supplemental, Article I

The indenture contains some restrictions on increasing the amount of prior lien bonds, which are bonds, obligations or principal indebtedness secured by any mortgage or other lien upon any property additions prior to the lien of the indenture. Indenture, Sections 6 and 46

We may issue additional bonds that rank equally with the bonds in principal amount equal to:

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60% of the cost or fair value, whichever is less, of property additions made after December 31, 1943, less the amount of prior lien bonds thereon, Indenture, Article V, Second Supplemental, Sections 10 and 13

•	the principal amount of first mortgage bonds or prior lien bonds referred to above, retired or then to be retired, Indenture, Articles V and VI or

•	the amount of cash that we deposit with the corporate trustee for the purpose, which we may withdraw on the same basis as bonds may be issued. Indenture, Article VII

We may not issue bonds as provided above, with certain exceptions, unless we meet a net earnings requirement. Generally, the indenture requires that our net earnings must be at least twice the annual interest requirements on all outstanding debt of equal or prior rank, including the bonds that we propose to issue. Under certain circumstances, the net earnings test does not apply, including the issuance of refunding bonds to retire outstanding bonds which mature in less than two years or which are of an equal or higher interest rate, or prior lien bonds.

We calculate net earnings before deduction of:

•	property retirement expenses, depreciation or depletion,

•	interest expense on indebtedness,

•	amortization of debt discount and expense, and

•	any taxes measured by or dependent on net income.

We may include only a limited amount of revenue from property not subject to the lien of the indenture in net earnings. Indenture, Sections 7, 27 and Article VI

Property additions consist of electric or gas property, or property used in connection therewith. Property additions exclude securities, contracts or choses in action, merchandise and equipment for consumption or resale, materials and supplies, property used principally for production or gathering of natural gas, or any power sites and uncompleted works under Idaho state permits. In determining net property additions, we deduct all retired funded property from gross property additions except to the extent of certain credits with respect to released funded property. Indenture, Section 4 The indenture restricts issuance of bonds and taking other credits under the indenture based on property additions subject to prior liens to no more than 15% of all bonds outstanding. However, the prior liens must not exceed 50% of the cost or fair value, whichever is less, of these property additions. Indenture, Section 26

As of December 31, 2024, we could issue under the indenture approximately $2.2 billion of additional first mortgage bonds based on unfunded property additions and retired first mortgage bonds.

Release of Properties. Generally, we may release property from the lien of the indenture by doing the following:

•	depositing cash with the corporate trustee,

•	substituting property additions, or

•	waiving our right to issue additional bonds on the basis of retired bond credits, without application of the net earnings test. Indenture, Section 59

Actions Without Trustee’s Release or Consent. Unless we are in default in the payment of interest on any outstanding bonds or one or more of the completed defaults described under the caption “Events of Default” below have occurred and are continuing, we may, without the trustee’s release or consent, and without providing a report to the trustee or depositing with it the consideration we receive:

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sell or otherwise dispose of any machinery, equipment, tools, implements or other property, which has become old, inadequate, obsolete, worn out, unfit or unadapted for use in our operations, after we replace that property with other property which has at least equal value and is subject to no additional liens,

•	cancel or make changes or alterations in or substitutions of any contracts, leases or rights of way grants, or

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surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which we may be operating, if, in the opinion of our board of directors, stated in a resolution filed with the corporate trustee, the surrender or modification is desirable in the conduct of our business and does not impair the security of outstanding bonds. Indenture, Section 58

Amendment of the Indenture. Generally we may modify or amend the indenture with the consent of the holders of 60% in principal amount of all outstanding first mortgage bonds. However, when an amendment does not affect all series of first mortgage bonds, holders of 60% of the principal amount of all outstanding first mortgage bonds of each series affected must also consent to the amendment.

Unless each bondholder consents, we cannot make the following modifications:

•	impair the right of any bondholder to receive payment on its bond when due or to sue for any overdue payment,

•	create any lien equal or prior to the lien of the indenture,

•	deprive any bondholder of a lien upon the mortgaged and pledged property, or

•	reduce the bondholder vote necessary to amend the indenture. Indenture, Sections 113, 121; Twenty-third Supplemental, Section 9; Thirty-sixth Supplemental, Section 9

Events of Default. The following are defaults, sometimes called completed defaults, under the indenture:

•	failure to pay the principal of any bond when due and payable whether at maturity or otherwise,

•	failure to pay interest on any bond for 60 days,

•	failure to pay principal of or interest on any outstanding prior lien bond beyond the grace period, if any, in the prior lien bond,

•	failure to observe a covenant not to, without the trustee’s written approval:

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go into voluntary bankruptcy or insolvency, apply for or consent to the appointment of a receiver or trustee for us or our property in any judicial proceedings or make any general assignment for the benefit of creditors, or

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suffer to be made and remain unvacated for a period of 90 days any order for the appointment of a receiver or trustee for us or our property in any proceeding instituted by a creditor, or any final order appointing such a receiver or trustee in any other proceeding or any order adjudicating us to be bankrupt or insolvent, or

•	failure to perform other covenants, agreements or conditions contained in the indenture for 90 days after the trustee gives us notice. Indenture, Section 65

Discharge. The indenture will be cancelled and discharged when all indebtedness secured by the indenture is paid, including charges of the trustee.

In addition, first mortgage bonds will be considered paid and not to be outstanding for any purpose under the indenture when we have irrevocably deposited with the trustee

•	sufficient cash, or

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an amount of direct obligations of, or obligations guaranteed by, the United States government or obligations which are collateralized by obligations of the United States government which, in the opinion of an independent accountant and the opinion of our officers, will provide sufficient funds, without regard to reinvestment thereof, together with any deposited cash to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption date of such first mortgage bonds, provided that in the case of redemption, proper notice shall have been given or appropriate arrangements have been made with the trustee for the giving of notice. Indenture, Section 106 and Twenty-seventh Supplemental, Section 10

Miscellaneous. The indenture provides that the trustee, upon request of the holders of a majority in interest of the outstanding first mortgage bonds, if properly indemnified to its satisfaction, must take action to enforce the lien of the indenture. Indenture, Section 92; Sixth Supplemental, Article XXIII

We covenant in the indenture to deliver a certificate to the trustee annually, within 90 days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Various supplemental indentures

Concerning the Corporate Trustee. We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

DESCRIPTION OF DEBT SECURITIES

As used under this caption, “Description of Debt Securities,” references to “we,” “us,” “our” and other similar references mean Idaho Power Company, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiary.

We will issue the debt securities offered in this prospectus under our Debt Securities Indenture, dated as of August 1, 2001. Deutsche Bank Trust Company Americas is the trustee under the indenture. We may amend and supplement the indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

This section briefly summarizes the material provisions of the debt securities indenture and uses some terms that are not defined in this prospectus but are defined in the indenture. This summary is not complete and we qualify it by reference to the indenture. The indenture is on file with the SEC, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In the summary below, we include references to section numbers of the indenture so that you can easily locate these provisions.

As noted above, in January 2024, we filed applications with the IPUC, OPUC, and WPSC to renew our debt financing authority. In February and March 2024, Idaho Power received orders from the IPUC, OPUC, and WPSC, authorizing the issuance and sale from time to time of up to $1.2 billion in aggregate principal amount of debt securities and first mortgage bonds, subject to conditions specified in the orders. Authority from the IPUC is through December 31, 2026, subject to extension upon request to the IPUC. The OPUC’s and WPSC’s orders do not impose a time limitation for issuances, but the OPUC order does impose a number of other conditions, including a maximum interest rate limit of 8.0 percent. As of the date of this prospectus, $900 million of capacity remains available under the IPUC, OPUC, and WPSC orders. We will file future applications with the IPUC, OPUC, and WPSC to renew our debt financing authority as necessary.

Other Indebtedness. The indenture does not limit the amount of debt securities that we may issue; it does not restrict the amount or type of other debt that we may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities. We may also offer our first mortgage bonds, which are secured indebtedness and which are described above under the caption “Description of First Mortgage Bonds.” As of December 31, 2024, there was approximately $3.1 billion in aggregate principal amount of our first mortgage bonds outstanding.

Security, Ranking and Subordination. The debt securities that we may issue under this indenture will be unsecured. The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

Issuance in Series. We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities:

•	the title of the series,

•	any limit on the aggregate principal amount of the series,

•	the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium,

•	the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates,

•	the date or dates from which interest will accrue,

•	the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates,

•	the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus,

•	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder,

•	the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000,

•	the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus, and

•	any other terms of the debt securities of the series.

Form and Exchange. Unless we state otherwise in the prospectus supplement:

•	we will issue the debt securities in fully registered form without coupons,

•

a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions, and

•	a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges. Indenture, Sections 3.1, 3.2 and 3.6

Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar. We may change the place for registration of transfer and exchange. We may designate one or more additional places for registration and exchange, all at our discretion.

We are not required to execute or to provide for the registration of transfer or exchange of any debt security

•	during a period of 15 days prior to giving any notice of redemption with respect to that debt security, or

•	that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Indenture, Sections 3.6 and 4.2

See “Book-Entry System” for a description of additional requirements as to the form and method of exchange of debt securities. We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. Indenture, Section 3.1

Payment of Interest. Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

Redemption. We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the prospectus supplement. Unless we state in the prospectus supplement that the debt securities of that series are redeemable at the option of a holder, debt securities will be redeemable only at our option. In order to exercise our right to redeem any debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by a method of random selection, substantially pro rata, that the trustee believes is fair and appropriate and which complies with the requirements of the principal national securities exchange, if any, on which the debt securities of that series are listed. If the debt securities to be redeemed have different terms and different maturities, we may select the particular debt securities to be redeemed.

Unless we state otherwise in the prospectus supplement, if we are redeeming the debt securities at our option, the redemption will be conditional upon the paying agent or agents receiving from us, on or prior to the date fixed for redemption, enough money to redeem all of the debt securities called for redemption, including accrued interest, if any. If sufficient money has not been received, the notice will not be effective and we will not be required to redeem the debt securities. Indenture, Section 14.2

Consolidation, Merger or Sale. The indenture provides that we will not consolidate with, merge with or into any other person, whether or not we are the survivor, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

•

the successor person, if we are not the survivor, is a person organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes in writing, by a supplemental indenture, all of our obligations under the outstanding debt securities and the indenture,

•	immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, shall have occurred and be continuing, and

•	we deliver to the trustee an officer’s certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture. Indenture, Article Eleven

Events of Default. The following are events of default with respect to any series of debt securities:

•

failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity, and upon redemption, and the time for payment has not been extended or deferred, but excluding any failure by us to deposit money in connection with any redemption that is at our option,

•	failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred,

•	failure to make a sinking fund payment when due with respect to debt securities of that series,

•

failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, other than a covenant, agreement or warranty included in the indenture that is specifically dealt with in another event of default, and our failure continues for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have given us written notice,

•

a court enters a decree or order for relief that remains unstayed and in effect for 60 consecutive days in respect of us in an involuntary case under any applicable bankruptcy, insolvency or similar law:

•	appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property, or

•	ordering the winding up or liquidation of our affairs,

•	we commence a voluntary case under any applicable bankruptcy, insolvency or similar law,

•	we consent to the entry of an order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law,

•	we consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property,

•	we make any general assignment for the benefit of creditors, and

•	any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement. Indenture, Section 6.1

An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to give notice of any default known to it within 90 days after the default has occurred; the term “default” includes any event which after notice or passage of time or both would be an event of default. Except in the case of a default in payment, the trustee is protected in withholding notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the holders. Indenture, Section 6.11

If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series, upon the conditions provided in the indenture, may rescind an acceleration and its consequences with respect to that series.

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Indenture, Section 6.1

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, subject to the right of the trustee to decline to follow instructions that would be unlawful, expose the trustee to personal liability or be unduly prejudicial to the interests of holders who do not join in the direction. Indenture, Section 6.9

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Indenture, Section 7.2

The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. Indenture, Section 4.6

Modification of Indenture. We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters, including:

•	to add one or more covenants or other provisions for the benefit of holders of debt securities of one or more series or to surrender any of our rights or powers, and

•	to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture. Indenture, Section 10.1

In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities affected by the modification. Indenture, Section 10.2

No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

•	change the stated maturity of any debt security,

•

reduce the principal amount of, or the rate of interest on, or the amount of any premium on, or any amount payable on redemption of, or extend the time for payment or change the method of calculating interest on, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity,

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security,

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with certain provisions of the indenture or defaults or events of default and their consequences, or

•	subordinate any debt securities to any other of our indebtedness. Indenture, Section 10.2

Waiver. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except payment and bankruptcy defaults. Indenture, Section 6.10

Defeasance. Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when we meet certain requirements specified in the indenture, including

•	when we have irrevocably deposited in trust with the trustee:

•	sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series, or

•

an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient, without consideration of any reinvestment of any accrued income on those obligations, to pay when due the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series, and

•	when we have paid all other sums payable with respect to the debt securities of that series.

Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. Indenture, Sections 12.1 and 12.2

Concerning the Trustee. We and our affiliates may conduct banking transactions with the trustee or its affiliates in the normal course of business.

BOOK-ENTRY SYSTEM

We may issue all or some of the first mortgage bonds and debt securities in book-entry form, which means that global notes, not certificates, will represent the securities. If we issue global notes representing any securities, the following provisions will apply to all book-entry securities:

Unless otherwise indicated in the applicable prospectus supplement, the Depository Trust Company, New York, NY, which we refer to as “DTC,” will act as securities depository for the securities. We will issue the securities as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. We will issue one or more fully-registered security certificates for each issue of the securities, in the aggregate principal amount of the issue, and we will deposit the certificates with the corporate trustee to hold as agent for DTC. We and the trustee will treat Cede & Co. as the holder of the securities for all purposes.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Redemption proceeds and distributions, including principal and interest payments, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. Payment by participants to beneficial owners will be the responsibility of the participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility or the responsibility of the trustee. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

In case of any optional tender for or mandatory purchase of securities, pursuant to their terms, a beneficial owner shall give notice to elect to have its securities purchased or tendered through its participant to the tender/remarketing agent and shall effect delivery of the securities by causing the direct participant to transfer the participant’s interest in the securities, on DTC’s records, to the tender/remarketing agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the tender/remarketing agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC, or a successor securities depository. In that event, security certificates will be printed and delivered to DTC.

Neither we, the trustee, any paying agent, nor the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

•	to acquire property,

•	to construct, complete, extend or improve our electric facilities,

•	to improve or maintain our service,

•	to redeem, pay at maturity or purchase outstanding first mortgage bonds and debt securities,

•	to repay short-term borrowings, or

•	for other general corporate purposes.

The precise amount and timing of the application of such proceeds will depend on our funding requirements, market conditions and the availability and cost of other funds. If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

Methods of Offer and Sale

We may sell the securities offered by this prospectus:

•	through underwriters or dealers,

•	through agents,

•	directly to one or more purchasers, or

•	through a combination of any of the above methods of sale.

Through Underwriters or Dealers. If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

Directly. We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

General Information

The prospectus supplement will state:

•	the names of any underwriters, dealers or agents, and the amounts of securities underwritten, purchased or sold by each of them,

•	the terms of the securities offered,

•	the purchase price of the securities and the proceeds we will receive from the sale,

•	any initial public offering price,

•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation, and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-3198):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 20, 2025, and

•	Current Reports on Form 8-K filed on January 2, 2025, and February 13, 2025.

We also incorporate by reference all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we terminate the offering. We are not incorporating by reference any documents or portions of documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

Some of these reports, however, are filed on a combined basis with our parent, IDACORP, Inc. Information contained in these reports relating to IDACORP, Inc. is filed by that company on its own behalf and not by us.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of the prospectus shall be deemed to be modified or superseded for purposes of the prospectus to the extent that a statement contained in the prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference or deemed to be part of the prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed to constitute part of the prospectus for purposes of the Securities Act.

We will provide to each person, including any beneficial owner, upon request, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of this information at no cost, by written or oral request to us at the following address:

Shareowner Services

Idaho Power Company

1221 West Idaho Street

Boise, Idaho 83702

Telephone 208-388-2200

You may also access these documents at IDACORP, Inc.’s website at www.idacorpinc.com.

We take responsibility only for information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and the applicable pricing supplement, if any. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Information about us is also available at our website at www.idahopower.com. However, the information on our website is not a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC relating to the securities covered by this prospectus. This prospectus does not contain all the information included in the registration statement. You may review a copy of the registration statement on the SEC’s internet site referred to above.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Perkins Coie LLP, Seattle, Washington, and Julia A. Hilton, Vice President and General Counsel of IDACORP, Inc., will pass upon the validity of the securities and other legal matters for us. Unless otherwise indicated in the applicable prospectus supplement, Sullivan & Cromwell LLP, Los Angeles, California, will pass upon the validity of the securities for any underwriter, dealer or agent. Sullivan & Cromwell LLP or other counsel identified in an applicable prospectus supplement may, for matters governed by the laws of the state of Idaho, rely upon the opinion of Perkins Coie LLP and Ms. Hilton or such other counsel identified in the applicable prospectus supplement. Ms. Hilton owns shares of vested and unvested restricted common stock of IDACORP, Inc. acquired pursuant to employee benefit plans and participates in various employee benefit plans offered to employees of IDACORP, Inc. and Idaho Power Company.

EXPERTS

The financial statements of Idaho Power Company incorporated by reference in this prospectus, and the effectiveness of Idaho Power Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Registration fee	$	†
Accountants’ fees*		*
Printing and engraving fees*		*
Legal fees*		*
Indenture recording fees*		*
Trustee’s fees*		*
Rating agency fees*		*
Regulatory agency fees*		*
Blue Sky fees and expenses*		*
Other*		*

Total*	$	*

†

Pursuant to Rule 415(a)(6) under the Securities Act, an aggregate of $52,666.64 of filing fees previously paid in connection with unsold securities of IDACORP, Inc. registered pursuant to registration statement nos. 333-264984, 333-231555, 333-211475, 333-188768, 333-178023, 333-155498, 333-64737, and 333-83434 will continue to be applied to such unsold securities. Any remaining filings fees are being deferred pursuant to Rule 456(b) and will be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

*

These expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. They will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act, and incorporated herein by reference, or reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of each registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Article VIII of IDACORP, Inc.’s Articles of Incorporation, as amended, and Article 12 of Idaho Power Company’s Restated Articles of Incorporation, as amended, each provides that the applicable registrant shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Idaho Business Corporation Act as now in effect or as it may be amended or substituted from time to time. Article VI of IDACORP, Inc.’s Amended Bylaws and Article 6 of Idaho Power Company’s Amended Bylaws provide that each registrant shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI of IDACORP, Inc.’s Amended Bylaws and Article 6 Idaho Power Company’s Amended Bylaws each further provides that the applicable registrant may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement relating to underwritten offerings of securities, the underwriters may agree to indemnify each of either registrants’ officers and directors and each person, if any, who controls such registrant within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable. Agency agreements may contain similar agreements.

Each registrant has liability insurance protecting its respective directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by each registrant, is not separately allocable to the sale of the securities registered hereby. In addition, each registrant has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law. See “Item 17. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 16. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

1.1	Underwriting or selling agency agreement for IDACORP, Inc. common stock					†

1.2	Underwriting or selling agency agreement for IDACORP, Inc. debt securities					†

1.3	Underwriting or selling agency agreement for Idaho Power Company first mortgage bonds					†

1.4	Underwriting or selling agency agreement for Idaho Power Company debt securities					†

2	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998	S-4	333-48031	A	3/16/1998

4.1	Agreement and Plan of Merger dated March 10, 1989, between Idaho Power Company, a Maine Corporation, and Idaho Power Migrating Corporation (P)	S-3 Post- Effective Amend. No. 2	33-00440	2(a)(iii)	6/30/1989

4.2	Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 30, 1989 (P)	S-3 Post- Effective Amend. No. 2	33-00440	4(a)(xiii)	6/30/1989

4.3	Statement of Resolution Establishing Terms of Flexible Auction Series A, Serial Preferred Stock, Without Par Value (cumulative stated value of $100,000 per share) of Idaho Power Company, as filed with the Secretary of State of Idaho on November 5, 1991 (P)	S-3	33-65720	4(a)(ii)	7/7/1993

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

4.4	Statement of Resolution Establishing Terms of 7.07% Serial Preferred Stock, Without Par Value (cumulative stated value of $100 per share) of Idaho Power Company, as filed with the Secretary of State of Idaho on June 30, 1993 (P)	S-3	33-65720	4(a)(iii)	7/7/1993

4.5	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998	S-8 Post- Effective Amend. No. 1	33-56071-99	3(d)	10/1/1998

4.6	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company, as filed with the Secretary of State of Idaho on June 15, 2000	10-Q	1-3198	3(a)(iii)	8/4/2000

4.7	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company, as filed with the Secretary of State of Idaho on January 21, 2005	8-K	1-3198	3.3	1/26/2005

4.8	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company, as amended, as filed with the Secretary of State of Idaho on November 19, 2007	8-K	1-3198	3.3	11/19/2007

4.9	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company, as amended, as filed with the Secretary of State of Idaho on May 18, 2012	8-K	1-3198	3.14	5/21/2012

4.10	Amended Bylaws of Idaho Power Company, amended on November 15, 2007 and presently in effect	8-K	1-3198	3.2	11/19/2007

4.11	Articles of Incorporation of IDACORP, Inc.	S-3	333-64737	3.1	11/4/1998

4.12	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. as filed with the Secretary of State of Idaho on March 9, 1998	S-3 Amend. No. 1	333-64737	3.2	11/4/1998

4.13	Articles of Amendment to Articles of Incorporation of IDACORP, Inc. creating A Series Preferred Stock, without par value, as filed with the Secretary of State of Idaho on September 17, 1998	S-3 Post- Effective Amend. No. 1	333-00139-99	3(b)	9/22/1998

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

4.14	Articles of Amendment to Articles of Incorporation of IDACORP, Inc., as amended, as filed with the Secretary of State of Idaho on May 18, 2012	8-K	1-14465	3.13	5/21/2012

4.15	Amended and Restated Bylaws of IDACORP, Inc., effective as of November 16, 2023 and presently in effect	10-K	1-14465	3.14	2/15/2024

4.16	Mortgage and Deed of Trust, dated as of October 1, 1937, between Idaho Power Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R. G. Page, as Trustees (P)		2-3413	B-2

4.17	Idaho Power Company Supplemental Indentures to Mortgage and Deed of Trust: (P)

	File number 1-MD, as Exhibit B-2-a, First, July 1, 1939 (P)

	File number 2-5395, as Exhibit 7-a-3, Second, November 15, 1943 (P)

	File number 2-7237, as Exhibit 7-a-4, Third, February 1, 1947 (P)

	File number 2-7502, as Exhibit 7-a-5, Fourth, May 1, 1948 (P)

	File number 2-8398, as Exhibit 7-a-6, Fifth, November 1, 1949 (P)

	File number 2-8973, as Exhibit 7-a-7, Sixth, October 1, 1951 (P)

	File number 2-12941, as Exhibit 2-C-8, Seventh, January 1, 1957 (P)

	File number 2-13688, as Exhibit 4-J, Eighth, July 15, 1957 (P)

	File number 2-13689, as Exhibit 4-K, Ninth, November 15, 1957 (P)

	File number 2-14245, as Exhibit 4-L, Tenth, April 1, 1958 (P)

	File number 2-14366, as Exhibit 2-L, Eleventh, October 15, 1958 (P)

	File number 2-14935, as Exhibit 4-N, Twelfth, May 15, 1959 (P)

	File number 2-18976, as Exhibit 4-O, Thirteenth, November 15, 1960 (P)

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

File number 2-18977, as Exhibit 4-Q, Fourteenth, November 1, 1961 (P)

File number 2-22988, as Exhibit 4-B-16, Fifteenth, September 15, 1964 (P)

File number 2-24578, as Exhibit 4-B-17, Sixteenth, April 1, 1966 (P)

File number 2-25479, as Exhibit 4-B-18, Seventeenth, October 1, 1966 (P)

File number 2-45260, as Exhibit 2(c), Eighteenth, September 1, 1972 (P)

File number 2-49854, as Exhibit 2(c), Nineteenth, January 15, 1974 (P)

File number 2-51722, as Exhibit 2(c)(i), Twentieth, August 1, 1974 (P)

File number 2-51722, as Exhibit 2(c)(ii), Twenty-first, October 15, 1974 (P)

File number 2-57374, as Exhibit 2(c), Twenty-second, November 15, 1976 (P)

File number 2-62035, as Exhibit 2(c), Twenty-third, August 15, 1978 (P)

File number 33-34222, as Exhibit 4(d)(iii), Twenty-fourth, September 1, 1979 (P)

File number 33-34222, as Exhibit 4(d)(iv), Twenty-fifth, November 1, 1981 (P)

File number 33-34222, as Exhibit 4(d)(v), Twenty-sixth, May 1, 1982 (P)

File number 33-34222, as Exhibit 4(d)(vi), Twenty-seventh, May 1, 1986 (P)

File number 33-00440, as Exhibit 4(c)(iv), Twenty-eighth, June 30, 1989 (P)

File number 33-34222, as Exhibit 4(d)(vii), Twenty-ninth, January 1, 1990 (P)

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

File number 33-65720, as Exhibit 4(d)(iii), Thirtieth, January 1, 1991 (P)

File number 33-65720, as Exhibit 4(d)(iv), Thirty-first, August 15, 1991 (P)

File number 33-65720, as Exhibit 4(d)(v), Thirty-second, March 15, 1992 (P)

File number 33-65720, as Exhibit 4(d)(vi), Thirty-third, April 1, 1993 (P)

File number 1-3198, Form 8-K, filed on 12/20/93, as Exhibit 4, Thirty-fourth, December 1, 1993 (P)

File number 1-3198, Form 8-K, filed on 11/21/00, as Exhibit 4, Thirty-fifth, November 1, 2000

File number 1-3198, Form 8-K, filed on 10/1/01, as Exhibit 4, Thirty-sixth, October 1, 2001

File number 1-3198, Form 8-K, filed on 4/16/03, as Exhibit 4, Thirty-seventh, April 1, 2003

File number 1-3198, Form 10-Q for the quarter ended June 30, 2003, filed on 8/7/03, as Exhibit 4(a)(iii), Thirty-eighth, May 15, 2003

File number 1-3198, Form 10-Q for the quarter ended September 30, 2003, filed on 11/6/03, as Exhibit 4(a)(iv), Thirty-ninth, October 1, 2003

File number 1-3198, Form 8-K filed on 5/10/05, as Exhibit 4, Fortieth, May 1, 2005

File number 1-3198, Form 8-K filed on 10/10/06, as Exhibit 4, Forty-first, October 1, 2006

File number 1-3198, Form 8-K filed on 6/4/07, as Exhibit 4, Forty-second, May 1, 2007

File number 1-3198, Form 8-K filed on 9/26/07, as Exhibit 4, Forty-third, September 1, 2007

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

	File number 1-3198, Form 8-K filed on 4/3/08, as Exhibit 4, Forty-fourth, April 1, 2008

	File number 1-3198, Form 10-K filed on 2/23/10, as Exhibit 4.10, Forty-fifth, February 1, 2010

	File number 1-3198, Form 8-K filed on 6/18/10, as Exhibit 4, Forty-sixth, June 1, 2010

	File number 1-3198, Form 8-K filed on 7/12/13, as Exhibit 4.1, Forty-seventh, July 1, 2013

	File number 1-3198, Form 8-K filed on 9/28/2016, as Exhibit 4.1, Forty-eighth, September 1, 2016

	File number 1-3198, Form 8-K filed on 6/8/2020, as Exhibit 4.1, Forty-ninth, June 5, 2020

	File number 1-3198, Form 8-K filed on 6/30/2022, as Exhibit 4.1, Fiftieth, June 30, 2022

	File number 1-3198, Form 10-Q filed on 11/3/2022, as Exhibit 4.1, Fifty-first, October 14, 2022

	File number 1-3198, Form 8-K filed on 12/22/2022, as Exhibit 4.1, Fifty-second, December 20, 2022

4.18	Form of Supplemental Indenture relating to the Idaho Power Company first mortgage bonds					X

4.19	Idaho Power Company Instrument of Further Assurance relating to Mortgage and Deed of Trust, dated as of August 3, 2010	10-Q	1-3198	4.12	8/5/2010

4.20	Agreement of Idaho Power Company to furnish certain debt instruments (P)	S-3	33-65720	4(f)	7/7/1993

4.21	Agreement of IDACORP, Inc. to furnish certain debt instruments	10-Q	1-14465	4(c)(ii)	11/6/2003

4.22	Indenture for Senior Debt Securities dated as of February 1, 2001, between IDACORP, Inc. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee	8-K	1-14465	4.1	2/28/2001

4.23	First Supplemental Indenture dated as of February 1, 2001 to Indenture for Senior Debt Securities dated as of February 1, 2001 between IDACORP, Inc. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee	8-K	1-14465	4.2	2/28/2001

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

4.24	Form of Supplemental Indenture to Indenture for IDACORP, Inc. Senior Debt Securities dated as of February 1, 2001, relating to the IDACORP, Inc. debt securities (including form of debt security)					X

4.25	Indenture for Debt Securities dated as of August 1, 2001 between Idaho Power Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee	S-3	333-67748	4.13	8/16/2001

4.26	Form of Supplemental Indenture relating to the Idaho Power Company debt securities					X

5.1	Opinion and consent of Perkins Coie LLP regarding validity of the IDACORP, Inc. securities being registered					X

5.2	Opinion and consent of Perkins Coie LLP regarding validity of the Idaho Power Company securities being registered					X

23.1	Consent of Deloitte & Touche LLP with respect to the financial statements of IDACORP, Inc.					X

23.2	Consent of Deloitte & Touche LLP with respect to the financial statements of Idaho Power Company					X

23.3	Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X

23.4	Consent of Perkins Coie LLP (included in the opinion filed as Exhibit 5.2 to this Registration Statement)					X

24.1	IDACORP, Inc. Directors’ Power of Attorney (appears on the signature page to this Registration Statement)					X

24.2	Idaho Power Company Directors’ Power of Attorney (appears on the signature page to this Registration Statement)					X

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Date	Included Herewith

25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Idaho Power Company Mortgage and Deed of Trust pursuant to which Idaho Power Company first mortgage bonds may be issued					X

25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), Trustee under the Idaho Power Company Debt Securities Indenture dated as of August 1, 2001 pursuant to which Idaho Power Company debt securities may be issued					X

25.3	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the IDACORP, Inc. Indenture for Senior Debt Securities pursuant to which the IDACORP, Inc. debt securities may be issued					X

107	Filing Fee Table					X

†	To be filed in a current report on Form 8-K or by amendment, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.
(P)	Paper Exhibits

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lisa A. Grow, Brian R. Buckham, Amy I. Shaw, and Cheryl W. Thompson as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) of the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 21st day of February, 2025.

IDACORP, INC.

By:	/s/ LISA A. GROW
Lisa A. Grow
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS L. JOHNSON Dennis L. Johnson	Chair of the Board	February 21, 2025

/s/ LISA A. GROW Lisa A. Grow	President and Chief Executive Officer and Director	February 21, 2025

/s/ BRIAN R. BUCKHAM Brian R. Buckham	Senior Vice President, Chief Financial Officer, and Treasurer	February 21, 2025

/s/ AMY I. SHAW Amy I. Shaw	Vice President of Finance, Compliance, and Risk (Principal Accounting Officer)	February 21, 2025

/s/ ODETTE C. BOLANO Odette C. Bolano	Director	February 21, 2025

/s/ ANNETTE G. ELG Annette G. Elg	Director	February 21, 2025

/s/ RONALD W. JIBSON Ronald W. Jibson	Director	February 21, 2025

Signature	Title	Date

/s/ JUDITH A. JOHANSEN Judith A. Johansen	Director	February 21, 2025

/s/ NATE R. JORGENSEN Nate R. Jorgensen	Director	February 21, 2025

/s/ SUSAN D. MORRIS Susan D. Morris	Director	February 21, 2025

/s/ RICHARD J. NAVARRO Richard J. Navarro	Director	February 21, 2025

/s/ MARK T. PETERS Dr. Mark T. Peters	Director	February 21, 2025

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lisa A. Grow, Brian R. Buckham, Amy I. Shaw, and Cheryl W. Thompson as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) of the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 21st day of February, 2025.

IDAHO POWER COMPANY

By:	/s/ LISA A. GROW
Lisa A. Grow
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS L. JOHNSON Dennis L. Johnson	Chair of the Board	February 21, 2025

/s/ LISA A. GROW Lisa A. Grow	President and Chief Executive Officer and Director	February 21, 2025

/s/ BRIAN R. BUCKHAM Brian R. Buckham	Senior Vice President, Chief Financial Officer, and Treasurer	February 21, 2025

/s/ AMY I. SHAW Amy I. Shaw	Vice President of Finance, Compliance, and Risk (Principal Accounting Officer)	February 21, 2025

/s/ ODETTE C. BOLANO Odette C. Bolano	Director	February 21, 2025

/s/ ANNETTE G. ELG Annette G. Elg	Director	February 21, 2025

/s/ RONALD W. JIBSON Ronald W. Jibson	Director	February 21, 2025

Signature	Title	Date

/s/ JUDITH A. JOHANSEN Judith A. Johansen	Director	February 21, 2025

/s/ NATE R. JORGENSEN Nate R. Jorgensen	Director	February 21, 2025

/s/ SUSAN D. MORRIS Susan D. Morris	Director	February 21, 2025

/s/ RICHARD J. NAVARRO Richard J. Navarro	Director	February 21, 2025

/s/ MARK T. PETERS Dr. Mark T. Peters	Director	February 21, 2025